EverBank Financial Corp Announces First Quarter 2017 Dividend

EverBank Financial Corp (NYSE: EVER) announced today that on April 27, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per common share payable on May 19, 2017, to the Company’s stockholders of record on the close of business on May 11, 2017. In the event that the proposed merger of Dolphin Sub Corporation, a wholly owned subsidiary of Teachers Insurance and Annuity Association of America (TIAA), with and into the Company closes on or prior to the close of business on May 11, 2017, then the Company’s stockholders will not be entitled to and will not receive the dividend announced today. The merger remains subject to pending regulatory approval by the Board of Governors of the Federal Reserve System and the satisfaction of other customary closing conditions. As of the date hereof and based on information provided by TIAA, the Company does not expect the merger to close on or prior to the close of business on May 11, 2017.

About EverBank Financial Corp
EverBank Financial Corp, through its wholly-owned subsidiary EverBank, provides a diverse range of financial products and services directly to clients nationwide through multiple business channels. Headquartered in Jacksonville, Florida, EverBank has $27.8 billion in assets and $19.3 billion in deposits as of March 31, 2017. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investing products to consumers and businesses nationwide. EverBank provides services to clients through the internet, over the phone, through the mail, at its Florida-based financial centers and at other business offices throughout the country. More information on EverBank can be found at https://about.everbank/investors.

Investor Contact
Scott Verlander
904.623.8455
Scott.Verlander@EverBank.com

Media Contact
Michael Cosgrove
904.623.2029
Michael.Cosgrove@EverBank.com

Forward Looking Statements
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s asset growth and earnings, industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: the deterioration of general business and economic conditions, including the real estate and financial markets, in the United States and in the geographic regions and communities we serve; the possibility that the proposed merger with TIAA does not close when expected or at all because required regulatory or other approvals and conditions to closing, including stockholder approval of the merger agreement are not received on a timely basis or at all; the effect of the announcement of the pendency of the merger on our business relationships, operating results and business generally; risks that the proposed merger disrupts our current plans and operations and potential difficulties in our employee retention as a result of the merger; the outcome of any legal proceedings that may be instituted against us related to the merger agreement; risks related to liquidity; our capital and liquidity requirements (including under regulatory capital standards, such as Basel III capital standards) and our ability to generate or raise capital; changes in interest rates that affect the pricing of our financial products, the demand for our financial services and the valuation of our financial assets and liabilities, mortgage servicing rights and mortgages held for sale; risk of higher loan and lease charge-offs; legislative or regulatory actions affecting or concerning mortgage loan modification and refinancing and foreclosure; our ability to comply with any supervisory actions to which we are or become subject as a result of examination by our regulators; concentration of our commercial real estate loan portfolio; higher than normal delinquency and default rates; our ability to comply with the amended consent order and the terms and conditions of our settlement of the Independent Foreclosure Review; concentration of mass-affluent clients and jumbo mortgages; hedging strategies; the effectiveness of our derivatives to manage interest rate risk; delinquencies on our equipment leases and reductions in the resale value of leased equipment; increases in loan repurchase requests and our reserves for loan repurchases; changes in currency exchange rates or other political or economic changes in certain foreign countries; loss of key personnel; fraudulent and negligent acts by loan applicants, mortgage brokers, mortgage warehouse finance customers, other vendors and our employees; changes in and compliance with laws and regulations that govern our operations; failure to establish and maintain effective internal controls and procedures; effects of changes in existing U.S. government or government-sponsored mortgage programs; changes in laws and regulations that may restrict our ability to originate or increase our risk of liability with respect to certain mortgage loans; environmental liabilities with respect to properties that we take title to upon foreclosure; fluctuations in our stock price; and the inability of our banking subsidiary to pay dividends.
For additional factors that could materially affect our financial results, please refer to EverBank Financial Corp’s filings with the Securities and Exchange Commission, including but not limited to, the risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company undertakes no obligation to revise these statements following the date of this news release, except as required by law.